                                                                 EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION OF
SUBSIDIARIES                                                  INCORPORATION
-------------------------------------------------------------------------------
Morningstar Research Pty Limited (Morningstar Australia)       Australia
-------------------------------------------------------------------------------
Morningstar Research Limited (Morningstar New Zealand)         New Zealand
-------------------------------------------------------------------------------
Morningstar Limited                                            Australia
-------------------------------------------------------------------------------
Morningstar Korea, Ltd.(1)                                     Korea
-------------------------------------------------------------------------------
Morningstar Asia, Ltd.                                         Hong Kong
-------------------------------------------------------------------------------
Morningstar Research (Shenzhen) Ltd.                           Hong Kong
-------------------------------------------------------------------------------
Morningstar Japan, K.K.(2)                                     Japan
-------------------------------------------------------------------------------
Morningstar Investment Services, Inc.                          Delaware
-------------------------------------------------------------------------------
Morningstar Canada Group, Inc.                                 Canada
-------------------------------------------------------------------------------
Morningstar Research, Inc.                                     Canada
-------------------------------------------------------------------------------
Morningstar Associates, Inc.                                   Canada
-------------------------------------------------------------------------------
R.S. Bell & Associates, Inc.                                   Canada
-------------------------------------------------------------------------------
BellCharts, Inc.                                               Canada
-------------------------------------------------------------------------------
Morningstar Associates, LLC                                    Delaware
-------------------------------------------------------------------------------
mPower.com, Inc.                                               Delaware
-------------------------------------------------------------------------------
mPower Advisors, LLC                                           Delaware
-------------------------------------------------------------------------------
Morningstar Europe, N.V.(3)                                    The Netherlands
-------------------------------------------------------------------------------
Morningstar Europe, A.B.(4)                                    Sweden
-------------------------------------------------------------------------------
Morningstar Europe, Ltd.(4)                                    United Kingdom
-------------------------------------------------------------------------------
Morningstar U.K., Ltd.(4)                                      United Kingdom
-------------------------------------------------------------------------------
Morningstar Holland, B.V.(4)                                   The Netherlands
-------------------------------------------------------------------------------
Morningstar Italy, S.R.L.(4)                                   Italy
-------------------------------------------------------------------------------
SAS Morningstar France(4)                                      France
-------------------------------------------------------------------------------
Morningstar Norge AS(4)                                        Norway
-------------------------------------------------------------------------------
Morningstar Deutschland GmbH(5)                                Germany
-------------------------------------------------------------------------------
Morningstar Network, S.L.(5)                                   Spain
-------------------------------------------------------------------------------
Fund Info Center Europe, AB(6)                                 Sweden
-------------------------------------------------------------------------------
Morningstar Portugal Unipessoal LDA(4)                         Portugal
-------------------------------------------------------------------------------
Morningstar Sweden (Fondstar) AB(7)                            Sweden
-------------------------------------------------------------------------------
Morningstar Danmark A/S(7)                                     Denmark
-------------------------------------------------------------------------------


---------------------
(1) Morningstar, Inc. owns 40%.
(2) Morningstar, Inc. owns approximately 35%.
(3) Morningstar, Inc. owns approximately 98%.
(4) Morningstar Europe, N.V. owns 100%.
(5) Morningstar Holland, B.V. owns 100%.
(6) Morningstar Europe, A.B. owns 100%.
(7) Morningstar Europe, N.V. owns approximately 25%.